Exhibit 10.4

EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of May 9, 2006, to the Credit Agreement (as defined below), between XL CAPITAL LTD, a Cayman Islands exempted limited company, X.L. AMERICA, INC., a Delaware corporation, XL INSURANCE (BERMUDA) LTD, a Bermuda limited liability company, and XL RE LTD, a Bermuda limited liability company, the Lenders party thereto, and BEAR STEARNS CORPORATE LENDING INC., as “Administrative Agent”.

The Borrowers, the Lenders and the Administrative Agent are parties to a Five-Year Credit Agreement dated as of August 3, 2005 (the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by or on behalf of said Lenders to the Borrowers in an aggregate principal amount not exceeding $100,000,000. The Borrowers, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Effective as of the date hereof as provided in Section 5 of this Amendment No. 1, the Credit Agreement is hereby amended as follows:

2.01. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions (or, in the case of any of the following defined terms that are already defined in the Credit Agreement, by amending and restating in its entirety each such term to read as set forth below) in their proper respective alphabetical locations:

“SCA” means Security Capital Assurance Ltd, a Bermuda limited liability company.

“SCA IPO” means the issuance or sale of common shares of SCA to the public pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, in connection with an underwritten offering.

“Significant Subsidiary” means, at any time, each Subsidiary of XL Capital that, as of such time, meets the definition of a “significant subsidiary” under Regulation S-X of the SEC; provided, however, that for purposes of this Agreement, from and after the consummation of the SCA IPO, neither SCA nor any of its Subsidiaries shall be a “Significant Subsidiary” of XL Capital.

“Subsidiary” means, with respect to any Person (the “parent”), at any date, any corporation (or similar entity) of which a majority of the shares of outstanding capital stock normally entitled to vote for the election of directors (regardless of any contingency which does or may suspend or dilute the voting rights of such capital stock) is at such time owned directly or indirectly by the parent or one or more subsidiaries of the parent; provided, however, that for purposes of this Agreement, from and after the consummation of the SCA IPO, neither SCA nor any of its Subsidiaries shall be a “Subsidiary” of any Borrower. Unless otherwise specified, “Subsidiary” means a Subsidiary of a Borrower.

“XL Capital Group” means XL Capital Group as determined from time to time by A.M. Best & Co. (or its successor).

2.03. Section 6.09 of the Credit Agreement is hereby amended by inserting a new sentence at the end thereof to read as follows:

“Notwithstanding anything in this Section to the contrary, from and after the SCA IPO, no Borrower will use the proceeds of any Loan, to support the obligations of, or otherwise for primarily the general corporate purposes of, SCA and its Subsidiaries”.

2.04. Section 7.08 of the Credit Agreement is hereby amended by inserting the word “Group” immediately after the reference in the first line thereof to “XL Capital”.

Section 3. Waiver. Effective as of the date hereof as provided in Section 5 of this Amendment No. 1, the Lenders hereby agree that, notwithstanding anything in Section 7.02 of the Credit Agreement to the contrary, the issuance or sale of shares of SCA pursuant to the SCA IPO shall be permitted and shall not reduce the basket under Section 7.02(b) of the Credit Agreement available to the Account Parties and their respective Subsidiaries for the calendar year ending December 31, 2006.

Section 4. Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (i) the representations and warranties of such Borrower set forth in Article IV of the Credit Agreement are, on the date hereof, true and complete as if made on the date hereof (and after giving effect to this Amendment No. 1) and as if each reference in said Article IV to “this Agreement” includes reference to this Amendment No. 1 and (ii) both immediately before and after giving effect to the amendments under Section 2 hereof, no Default has occurred and is continuing.

Section 5. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 of this Amendment No. 1 and the waiver under Section 3 of this Amendment No. 1 shall become effective, as of the date hereof, upon receipt by the Administrative Agent of one or more counterparts of this Amendment No. 1 duly executed and delivered by each of the Obligors and the Required Lenders.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

XL CAPITAL LTD,

as a Borrower and a Guarantor

By:  /s/ Paul Dowden
         Name:  Paul Dowden
         Title:    Senior Vice President &
                      Chief Risk Officer

X.L. AMERICA, INC.,
as a Borrower and a Guarantor

By:  /s/ Gabriel Carino
         Name:  Gabriel Carino
         Title:    Senior Vice President &
                      Treasurer (XLGS)

XL INSURANCE (BERMUDA) LTD,
as a Borrower and a Guarantor

By:  /s/ Christopher A. Coelho
         Name:  Christopher A. Coelho
         Title:    Senior Vice-President &
                      Chief Financial Officer

XL RE LTD,
as a Borrower and a Guarantor

By:  /s/ Andrew J. Turnbull
        Name:  Andrew J. Turnbull
        Title:    Senior Vice President

LENDERS

BEAR STEARNS CORPORATE LENDING, INC.,
individually and as Administrative Agent

By: /s/ Victor Bulzachelli
       Name:  Victor Bulzachelli
       Title:    Vice President